Exhibit 10.45

EXECUTION VERSION

FIRST AMENDMENT dated as of February 4, 2014 (this “Amendment Agreement”), to the Credit Agreement dated as of April 25, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among AFFINIA GROUP INTERMEDIATE HOLDINGS INC., a Delaware corporation (“Holdings”), AFFINIA GROUP INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement. J.P. Morgan Securities LLC has been appointed to act as sole lead arranger (in such capacity, the “Arranger”) in connection with this Amendment Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Term Loans to the Borrower on the terms and subject to the conditions set forth therein; and

WHEREAS, Holdings, the Borrower and the Required Lenders desire to amend the Credit Agreement to (a) permit the sale in one or more transactions of the Chassis Business (as defined below), (b) permit dividends and/or loans and advances to be used to repay the Dana Seller Note and (c) modify certain other terms and conditions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendment of Credit Agreement. Effective as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“Chassis Business” means the Borrower’s and its Subsidiaries’ steering, suspension and driveline component design, manufacturing, assembly, sale and distribution business.

(b) The definition of the term “Dana Seller Note” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “Holdings” with the word “Parent”.

(c) Clause (a) of the definition of the term “Excess Cash Flow” set forth in Section 1.01 of the Credit Agreement is hereby amended by (x) replacing the word “and” at the end of clause (i) thereof with a comma, (y) replacing the semicolon at the end of clause (ii) thereof with the word “and” and (z) inserting a new clause (iii) immediately thereafter to read as follows:

“(iii) any gains or losses attributable to the sale of the Chassis Business;”

(d) Clause (a)(i) of the definition of the term “Prepayment Event” set forth in Section 1.01 of the Credit Agreement is hereby amended by (x) replacing the word “and” with a comma and (y) inserting after the reference to “(j)” therein the words “and (m)”.

(e) Section 2.09(c) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, any prepayment of Term Borrowings required to be made pursuant to this clause (c) in respect of the four consecutive fiscal quarter period ending June 30, 2014, may be deferred until the date that is six months after the date such prepayment would be due were such deferral not permitted.”

(f) Clause (x) of the proviso to Section 6.04(r) of the Credit Agreement is hereby amended by replacing the words “18-month anniversary” with the words “24-month anniversary”.

(g) Section 6.04 of the Credit Agreement is hereby amended by (x) deleting the word “and” at the end of clause (t) thereof, (y) replacing the period at the end of clause (u) thereof with a semicolon and inserting the word “and” immediately thereafter and (z) inserting a new clause (v) to read as follows:

“(v) loans and advances to Holdings (and by Holdings to its parent) in an aggregate amount not to exceed $85,000,000 less any amounts declared and paid as a Restricted Payment pursuant to Section 6.08(a)(xiii); provided that such loans or advances are used by Parent to repay outstanding amounts under the Dana Seller Note.”

(h) Section 6.05 of the Credit Agreement is hereby amended by (x) deleting the word “and” at the end of clause (k) thereof, (y) replacing the period at the end of clause (l) thereof with a semicolon and inserting the word “and” immediately thereafter and (z) inserting a new clause (m) to read as follows:

“(m) the sale in one or more transactions of the Chassis Business; provided that concurrently with such sale the Borrower prepays Term Borrowings in an aggregate amount of $75,000,000, which prepayment shall be allocated ratably between the Tranche B-1 Term Loans and the Tranche B-2 Term Loans.”

(i) Clause (x) of the proviso to Section 6.08(a)(iii) of the Credit Agreement is hereby amended by replacing the words “18-month anniversary” with the words “24-month anniversary”.

(j) Section 6.08(a) of the Credit Agreement is hereby amended by (x) deleting the word “and” at the end of clause (xi) thereof, (y) replacing the period at the end of clause (xii) thereof with a semicolon and inserting the word “and” immediately thereafter and (z) inserting a new clause (xiii) to read as follows:

“(xiii) the Borrower may declare and pay to Holdings, and Holdings may declare and pay to its parent, dividends in an aggregate amount not to exceed $85,000,000 less any amounts used to make loans or advances pursuant to Section 6.04(v); provided such dividends are used by Parent to repay outstanding amounts under the Dana Seller Note.”

SECTION 2. Waiver of Break Funding Payments. Each Lender that delivers a signature page to this Amendment Agreement hereby waives and agrees that it shall not receive any break funding payments that would otherwise be payable under Section 2.14 of the Credit Agreement in connection with the prepayment of any Eurodollar Loans with a portion of the cash proceeds of the sale of the Chassis Business.

SECTION 3. Conditions to Effectiveness of Amendment Agreement. This Amendment Agreement shall become effective as of the first date on which the following conditions are satisfied or waived (the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Amendment Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower, the Required Lenders and the Administrative Agent.

(b) The Borrower shall have paid to the Administrative Agent, for the account of each Lender that timely delivers a signature page to this Amendment Agreement, an upfront fee equal to 0.15% of the aggregate principal amount of Term Loans held by such Lender on the First Amendment Effective Date.

(c) The Borrower shall have paid to the Administrative Agent and the Arranger all other fees and, to the extent invoiced at least two Business Days prior to the First Amendment Effective Date, reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of counsel) in each case due and payable on or prior to the First Amendment Effective Date and required to be reimbursed or paid pursuant to the Loan Documents and any other agreement between the Borrower and the Arranger.

(d) At the time of and immediately after giving effect to this Amendment Agreement, no Default shall have occurred and be continuing or would result from this Amendment Agreement.

(e) The representations and warranties of each Loan Party made or deemed to be made in this Amendment Agreement shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects), except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(f) The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by a Financial Officer or the President or a Vice President of the Borrower, confirming compliance with the conditions set forth in clauses (d) and (e) of this Section.

SECTION 4. Representations and Warranties. Each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and each Lender on the First Amendment Effective Date that:

(a) This Amendment Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against Holdings and the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality, in all respects), except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty was true and correct in all material respects (or in all respects, as applicable) as of such earlier date.

(c) At the time of and immediately after giving effect to this Amendment Agreement, no Default has occurred and is continuing or would result from this Amendment Agreement.

SECTION 5. Effects on Loan Documents; No Novation. (a) Except as expressly set forth herein, this Amendment Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. Nothing herein shall be deemed to entitle Holdings, the Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement as amended hereby. Holdings, the Borrower and the other parties hereto acknowledge and agree that this Amendment Agreement shall constitute a “Loan Document”.

(d) This Amendment Agreement shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Security Document. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or any other Loan Document, all of which shall remain in full force and effect, except as modified hereby. Nothing expressed or implied in this Amendment Agreement or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.

SECTION 6. GOVERNING LAW. THIS AMENDMENT AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Counterparts. This Amendment Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 8. Notices. All notices and other communications provided for herein shall be given in the manner, and become effective, as set forth in Section 9.01 of the Credit Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

by	/s/ Steven P. Klueg
Name: Steven P. Klueg
Title: Senior Vice President and Chief Financial Officer

AFFINIA GROUP INC.

by	/s/ Steven P. Klueg
Name: Steven P. Klueg
Title: Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

by	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

[Signature Page to First Amendment]

SIGNATURE PAGE TO

FIRST AMENDMENT

TO CREDIT AGREEMENT

Name of Lender:

By
Name:
Title:

For any Lender requiring a second signature line:

Name of Lender:

By
Name:
Title: